Exhibit 10.17

Quintiles Transnational Holdings Inc.

2008 Stock Incentive Plan

Article 1.	Establishment, Purpose, and Duration

1.1 Establishment. Quintiles Transnational Holdings Inc. (hereinafter referred to as the “Company”) hereby establishes an incentive compensation plan to be known as Quintiles Transnational Holdings Inc. 2008 Stock Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee annual incentive awards, Cash-Based Awards, and Other Stock-Based Awards. The Plan shall become effective on the date that it is approved by the Company’s shareholders (the “Effective Date”) and remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of the Plan. The purpose of the Plan is to advance the interests of the Company and its shareholders through Awards that give Employees and Directors a personal stake in the Company’s growth, development and financial success. Awards under the Plan will motivate Employees and Directors to devote their best efforts to the business of the Company. They will also help the Company attract and retain the services of Employees and Directors who are in a position to make significant contributions to the Company’s future success.

1.3 Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan’s termination, no new Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions, including the terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of: (a) the date the Plan is adopted by the Board, or (b) the Effective Date.

Article 2.	Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1	“Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock,

Restricted Stock Units, Performance Shares, Performance Units, Covered Employee annual incentive awards, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4	“Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other nonpaper Award Agreements, and the use of electronic, Internet, or other nonpaper means for the acceptance thereof and actions thereunder by a Participant.

2.5	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 promulgated under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7	“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

2.8	“Cause” shall have the meaning ascribed thereto in any employment agreement between the Company or any of its subsidiaries and the Participant, or, if there is no employment agreement or if any such employment agreement does not contain a definition of “cause”, then Cause shall mean a finding by the Committee that the Participant has (i) been charged with a felony or a crime involving moral turpitude, (ii) committed an act of fraud or embezzlement against the Company or its subsidiaries, (iii) materially violated any policy of the Company or its subsidiaries, (iv) failed, refused or neglected to substantially perform his duties (other than by reason of a physical or mental impairment) or to implement the directives of the Company, or (v) willfully engaged in conduct that is materially injurious to the Company, monetarily or otherwise.

2.9	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10	“Committee” means the Compensation and Nominations Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.11	“Company” means Quintiles Transnational Holdings Inc., a North Carolina corporation, and any successor thereto as provided in Article 19 herein.

2.12	If the Shares are Publicly Traded, “Covered Employee” means any key Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of: (a) ninety (90) days after the beginning of the Performance Period, or (b) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.13	“Director” means any individual who is a member of the Board of Directors of the Company.

2.14	“Effective Date” has the meaning set forth in Section 1.1.

2.15	“Employee” means any person that is providing, or has agreed to provide, services to the Company, an Affiliate or a Subsidiary, as an employee, advisor or consultant.

2.16	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17	If the Shares are not Publicly Traded at the time a determination of their value is required to be made hereunder, “Fair Market Value” or “FMV” means the value determined in good faith by the Committee, taking into account such factors as the Committee deems appropriate. If the Shares are Publicly Traded at such time, Fair Market Value or FMV shall mean a price that is based on the closing price of a Share reported on an established stock exchange on the applicable date, or an average of trading days, as determined by the Committee in its discretion.

2.18	“Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

2.19	“Full-Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.20	“Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.21	“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option that is intended to meet the requirements of Code Section 422 or any successor provision.

2.22	If the Shares are Publicly Traded, “Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.23	“Majority Common Shareholders” shall have the same meaning as such term is defined in the Shareholders Agreement, or, if not so defined, the Shareholders (as such term is defined in the Shareholders Agreement) holding at least a majority of the aggregate Shares then outstanding and held by the Shareholders.

2.24	“Nonemployee Director” means a Director who is not an Employee.

2.25	“Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.26	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.27	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.28	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.29	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.30	“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.31	“Performance-Based Compensation” with respect to Covered Employees, means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.32	“Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.33	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.34	“Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.35	“Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.36	“Permitted Transferee” means with respect to any Participant (A) the spouse, any lineal ancestor or descendant (including by adoption and stepchildren) of such Participant or any of their spouses, lineal ancestors or descendants or any trust of which such Participant or any Permitted Transferees of such Participant (x) are the controlling trustees or (y) have the power to remove the controlling trustees and appoint successor controlling trustees and which is established primarily for the benefit of any of the foregoing individuals; provided, that any transfer to a trust described in subclause (y) must be approved by a majority of the Committee, (B) the estate of any of the foregoing individuals established by reason of such individual’s death or any beneficiaries of such estate, or (C) any corporation, limited liability company or partnership or any of their respective Permitted Transferees, all of the interests of which are (or is) owned by one or more of the Persons identified in this definition or any of their respective Permitted Transferees; provided, however, that any Participant who is a signatory to the Shareholders Agreement shall be able to transfer under this Plan to the same degree as permitted by the Shareholders Agreement.

2.37	“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.38	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.39	“Plan” means the Quintiles Transnational Holdings Inc. 2008 Stock Incentive Plan.

2.40	“Plan Year” means the calendar year.

2.41	“Publicly Traded” means Shares traded after a Qualifying Offering.

2.42	“Qualifying Offering” means the consummation of an underwritten public offering of Shares registered under the Securities Act of 1933 that together with the consummation of any other prior underwritten public offerings of Shares registered under the Securities Act of 1933 results in gross proceeds to the Company of at least $100 million in the aggregate.

2.43	“Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article 8.

2.44	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.45	“Sale of the Company” means the sale of the Company (whether by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets or otherwise) in one transaction or series of related transactions to a Person or Persons pursuant to which such Person or Persons (together with its Affiliates) acquires (i) securities representing at least seventy-five percent (75%) of the voting power of all securities of the Company, assuming the conversion, exchange or exercise of all securities convertible, exchangeable or exercisable for or into voting securities, or (ii) all or substantially all of the Company’s assets on a consolidated basis; provided that for purposes of Article 15, such a sale to a Person that is a shareholder of the Company or a Permitted Transferee of any shareholder shall not be a Sale of the Company.

2.46	“Share” means a share of common stock of the Company, par value $.01 per share.

2.47	“Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

2.48	“Shareholders Agreement” means any shareholders agreement that may be in effect from time to time among the Company and the holders of a majority of its then outstanding Shares.

2.49	“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

Article 3.	Administration

3.1 General. The Plan shall be administered by the Committee, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals or entities, any of which may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding on the Participants, the Company, and all other interested individuals.

3.2 Authority of the Committee. The Committee is authorized and empowered to administer the Plan and, subject to the provisions of the Plan, shall have full power to (i) designate Employees and Directors to be recipients of Awards; (ii) determine the type and size of Awards; (iii) determine the terms and conditions of Awards; (iv) certify satisfaction of performance goals for purposes of satisfying the requirements of Code Section 162(m), if applicable; (v) construe and interpret the terms of the Plan and any Award Agreement or other instrument entered into under the Plan; (vi) establish, amend, or waive rules and regulations for the Plan’s administration; (vii) subject to the provisions of Section 4.4., authorize conversion or substitution under the Plan of any or all outstanding option or other awards held by service providers of an entity acquired by the Company on terms determined by the Committee (without regard to limitations set forth in Section 6.3 and 7.5); (viii) subject to the provisions of Articles 15 and 17, amend the terms and conditions of any outstanding Award; (ix) grant Awards as an alternative to, or as the form of payment for, grants or rights earned or due under compensation plans or similar arrangements of the Company; and (x) make any other determination and take any other action that it deems necessary or desirable for the administration of the Plan.

3.3 Delegation. To the extent permitted by law and any applicable rules of a stock exchange, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the type and size of any such Awards; provided, however: (i) the authority to make Awards to any Nonemployee Director or to any Employee who is considered an Insider may not be delegated; (ii) the resolution providing such authorization shall set forth the total number of Shares and Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4.	Shares Subject to This Plan and Maximum Awards

4.1 Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under this Plan (the “Share Authorization”) shall be eleven million eight hundred twenty-five thousand (11,825,000) Shares. All such Shares shall be available for issuance in the form of any of the Awards authorized under the Plan, including, but not limited to, Full Value Awards or ISOs, as determined by the Committee in its discretion.

4.2 Share Usage. Shares covered by an Award shall be reserved for that award while the reward remains outstanding but shall only be counted as used to the extent they are actually issued; provided, however, that the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. Further, any Shares withheld to satisfy tax withholding obligations on Awards issued under the Plan and Shares tendered to pay the exercise price of Awards under the Plan will not be eligible to be returned as available Shares under the Plan. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan.

4.3 Annual Award Limits. If the Shares are Publicly Traded, the Committee shall establish limits on the Awards that may be made in any one Plan Year to any one Participant (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) and any such Annual Award Limits shall apply to grants of such Awards under this Plan, unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation.

4.4 Adjustments in Authorized Shares. In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, incorporation, spin-off, combination, repurchase, exchange of Shares or other securities, dividend or distribution of Shares or other special and nonrecurring dividend or distribution (other than cash dividends or distributions), liquidation, dissolution, sale or purchase of assets or other similar transactions or events, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall equitably adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of Awards under this Plan or under particular forms of Awards, (ii) the number and kind of securities subject to outstanding Awards, (iii) the Option Price or Grant Price applicable to outstanding Awards, (iv) the Annual Award Limits or (v) other value determinations applicable to outstanding Awards.

In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, outstanding Awards (including, without limitation, acceleration of the expiration date of such Awards, cancellation of such Awards in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of outstanding Awards using securities or other obligations of a successor or other entity, modifications of performance goals, changes in the length of Performance Periods, or payment of a bonus or dividend equivalent) in recognition of unusual or nonrecurring events (including, without limitation, a Sale of the Company, an event described in the preceding sentence, or a cash dividend or distribution) affecting the Company or any subsidiary of the Company or the financial statements of the Company or any subsidiary of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

Subject to the provisions of Article 17 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44), subject to compliance with the rules under Code Sections 422 and 424, as and where applicable.

Article 5.	Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees and Directors. An Employee on “leave of absence” (as such term is defined in the Company’s employee handbook, or, if no such definition exists, as otherwise defined by the Committee in its direction) may be considered as still in the employ of the Company, an Affiliate or Subsidiary for purposes of eligibility for participation in the Plan, as well continued vesting of Awards under the Plan, if so determined by the Committee in its discretion.

5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time in its sole discretion, select from the individuals eligible to participate, those to whom Awards shall be granted.

Article 6.	Stock Options

6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion, provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424). The Committee shall use its best efforts to grant Options that are exempt from the requirements Code Section 409A. An Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A may only be granted Options to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. ISOs shall not be transferable other than by will or the laws of descent and distribution and, during a Participant’s lifetime, shall only be exercisable by the Participant.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.

6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares, or by complying with any alternative exercise procedures the Committee may authorize.

6.6 Payment. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months and a day (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) if the Shares are Publicly Traded at such time, by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b), and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Restrictions on Shares. Shares acquired pursuant to the exercise of an Option granted under this Article 6 shall be subject to the restrictions on Shares set forth in Article 11. The Committee may impose such other restrictions on such Shares as it deems advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment/Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

Article 7.	Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of this Plan, Freestanding SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A may only be granted SARs to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.

7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5 Settlement of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6 Termination of Employment/Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.7 Other Restrictions. Shares received upon exercise of a SAR granted pursuant to this Plan shall be subject to the restrictions on Shares set forth in Article 11. The Committee may impose such other restrictions on such Shares as it deems advisable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8.	Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Other Restrictions. Shares of Restricted Stock granted pursuant to this Plan and Shares received upon settlement of a Restricted Stock Unit shall be subject to the restrictions on Shares set forth in Article 11. The Committee may impose such other restrictions on such Shares of Restricted Stock or Restricted Stock Units as it deems advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3 or Section 11.8, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Quintiles Transnational Holdings Inc. 2008 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Quintiles Transnational Holdings Inc., 4820 Emperor Blvd., Durham, NC 27703.”

8.5 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6 Termination of Employment/Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.7 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.	Performance Units/Performance Shares

9.1 Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares will be subject to the restrictions set forth in Article 11, as well as any other restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5 Termination of Employment/Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 10.	Cash-Based Awards and Other Stock-Based Awards

10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4 Payment of Cash-Based Awards and Other Stock-Based Awards; Restrictions on Shares. Payment, if any, with respect to a Cash-Based Award or any Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines. Any Shares issued pursuant to this Article 10 shall be subject to the restrictions set forth in Article 11.

10.5 Termination of Employment/Service. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 11.	Restrictions on Shares

11.1 Restrictions on Issuing Shares. No Shares shall be issued or transferred to a Participant under the Plan unless and until all applicable legal requirements have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition the award or delivery of Shares or exercise of any Option on the Participant’s undertaking in writing to comply with such restrictions on any subsequent disposition of the Shares issued or transferred thereunder as the Committee shall deem necessary or advisable as a result of any applicable law, regulation, official interpretation thereof, or any underwriting agreement.

11.2 Transfer Restrictions. Except for transfers made in connection with a Sale of the Company, to the Company itself or pursuant to Section 11.3 or 11.4 below, Shares issued to a Participant pursuant to the Plan may not be sold, pledged, encumbered or otherwise transferred other than to a Permitted Transferee. Any such Permitted Transferee shall be subject to all the terms and conditions of the Plan and Award Agreement, including the provisions of this Article 11.

11.3 Repurchase Right.

(a) Unless otherwise provided in an Award Agreement, the Company shall have the right (but not the obligation) to repurchase any or all of the Shares issued pursuant to the Plan upon a Participant’s termination of employment with the Company and its subsidiaries for any reason. Such right shall be exercisable by the Company during the one-year period following the later of the date of termination or the date the Participant acquires the Shares, or such longer period as may be necessary so that the exercise of such right does not give rise to a compensation expense under applicable accounting rules.

(b) Unless otherwise provided in an Award Agreement, the price per Share to be paid by the Company, should it choose to exercise its repurchase right, shall equal, in the case of any shares that remain subject to time- or performance-based restrictions (“Unvested Shares”), the lesser of the price per Share paid by the Participant (if any) and the Fair Market Value per Share, and shall equal, in the case of Shares not subject to such restrictions (“Vested Shares”), the Fair Market Value per Share; provided, however, that the price per Share to be paid by the Company for any Vested Shares shall not exceed the lesser of the price per Share paid by the Participant (if any) and the Fair Market Value per Share if the Shares are to be repurchased following (x) the Participant’s termination for Cause or (y) a breach by the Participant of any noncompetition, confidentiality or other restrictive covenant that may apply to the Participant.

(c) The price per Share to be paid by the Company should it choose to exercise its repurchase right shall be paid by in cash or plain check against delivery of certificates representing the repurchased Shares. Notwithstanding the foregoing, if at the time of the exercise of the repurchase right or payment for the Shares pursuant thereto, such exercise or repurchase would result in a default or breach on the part of the Company or any subsidiary under any loan or other agreement, or if the repurchase would not be permitted under the North Carolina Business Corporation Act, then the Company shall take possession of the Shares to be repurchased and payment shall be deferred until the first business day that it may occur without any such event existing or resulting. The Company may offset against the payment of the repurchase price any amounts owed by the Participant to the Company or any Affiliate of the Company.

(d) If the Board determines that it would not be in the best interests of the Company to exercise its repurchase right, such right may be assigned pro rata to the parties to the Shareholders Agreement, unless the parties to the Shareholders Agreement otherwise unanimously agree to a different apportionment of the assigned repurchase right.

11.4 Drag-Along Right. If the Majority Common Shareholders notify a holder of Shares issued under the Plan that the Majority Common Shareholders desire to effect a Sale of the Company and specify the terms and conditions of such proposed sale then, such holder shall take all necessary and desirable actions reasonably requested by such Majority Common Shareholders in connection with the consummation of such Sale of the Company, including, without limitation, if applicable, (i) within ten (10) business days of the receipt of such notice (or such longer period of time as such Majority Common Shareholders shall designate in such notice) such holder shall cause a pro rata number of his Shares (for the avoidance of doubt, based on the percentage of Shares, on a diluted basis, owned by the Majority Common Shareholders that is being sold) to be sold to the designated purchaser on the same terms and conditions, for the same per share consideration and at the same time as the Shares being sold by such Majority Common Shareholders or (ii) otherwise participating in such Sale of the Company on the same terms and conditions and for the same consideration and at the same time as such Majority Common Shareholders. In furtherance, and not in limitation, of the foregoing, in connection with a Sale of the Company, such holder will, (a) consent to and raise no objections against the Sale of the Company or the process pursuant to which it was arranged, (b) waive any dissenter’s rights and other similar rights and (c) execute all documents containing such terms and conditions as those executed by such Majority Common Shareholders as directed by such Majority Common Shareholders.

11.5 Voting. As to the election of members of the Board, each holder of Shares issued under the Plan shall vote, consent or take other action as directed by the Board which shall be consistent with the provisions of the Shareholders Agreement, whether or not such holder is a party thereto.

11.6 Transfer of ISO Shares. The Participant shall notify the Company of any transfer of Shares that were acquired upon exercise of an ISO that occurs within one year of such exercise or two years of the date the ISO was granted.

11.7 Qualifying Offering. The restrictions contained in Sections 11.2, 11.3, 11.4 and 11.5 above shall lapse upon a Qualifying Offering; provided, however, that (i) the repurchase rights set forth in Section 11.3 in respect of any termination of employment occurring prior to the Qualifying Offering may continue to be exercised, and the repurchase right arising under the circumstances described in clause (x) or (y) of Section 11.3(b) may continue to be exercised, regardless of when termination of employment occurs, and (ii) unless otherwise determined by the Committee, no Shares shall be sold or distributed during the 180-day period beginning on the effective date of the Qualifying Offering (except as part of such underwritten registration) and each Participant shall enter into such standstill agreements and related agreements as the managing underwriters of such Qualifying Offering may request.

11.8 Certificates for Shares. Shares issued under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Shares are registered in the name of a Participant, such certificates may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Shares, and the Company may retain physical possession of the certificates, in which case the Participant shall be required to have delivered a power of transfer to the Company, endorsed in blank, relating to the Shares.

Article 12.	Performance Measures

12.1 Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Net sales or revenue growth;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash generation, cash flow return on equity, and cash flow return on investment);

(g)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)	Gross or operating margins;

(i)	Share price (including, but not limited to, growth measures and total shareholder return);

(j)	Expense targets;

(k)	Operating efficiency;

(l)	Market share;

(m)	Working capital targets and change in working capital; and

(n)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

12.2 Evaluation of Performance. The Committee may provide in any such Award that any evaluation of achievement of Performance Measures may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.3 Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination, based on market, performance or service conditions, as the Committee determines.

12.4 Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

Article 13.	Nonemployee Director Awards

From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Nonemployee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on each of the following: (i) the number of Board committees on which a Nonemployee Director serves; (ii) service of a Nonemployee Director as the chair of a Board committee; (iii) service of a Nonemployee Director as Chairman of the Board; or (iv) the initial selection or appointment of an individual to the Board as a Nonemployee Director. Subject to the foregoing, the Board shall grant such Awards to Nonemployee Directors, as it shall from time to time determine.

Article 14.	Dividends and Dividend Equivalents

Any Participant selected by the Committee may be granted dividends or dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, as determined by the Committee. The dividends or dividend equivalents may be subject to any limitations and/or restrictions determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

Article 15.	Sale of the Company

Notwithstanding any other provision of the Plan to the contrary, unless otherwise determined by the Committee, in the event of a Sale of the Company: (i) any Options and Stock Appreciation Rights which are outstanding immediately prior to the date such Sale of the Company is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; (ii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant; and (iii) the restrictions and deferral limitations and other conditions applicable to any other Awards under the Plan shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

Article 16.	Rights of Participants

16.1 Employment/Service. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

16.3 Rights as a Shareholder. Except as otherwise provided herein or in any Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 17.	Amendment, Modification, Suspension, and Termination

17.1 Amendment, Modification, Suspension, and Termination. The Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that notwithstanding any other provision of this Plan to the contrary (other than Section 17.2), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award. Any amendments to the Plan shall be conditioned upon shareholder approval only to the extent such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Committee.

17.2 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

Article 18.	Withholding

18.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

18.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 19.	Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20.	General Provisions

20.1 Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

20.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.3 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.4 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.5 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

20.6 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.7 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

20.8 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan.

(b)	Determine which Employees or Directors outside the United States are eligible to participate in this Plan.

(c)	Modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws.

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20.8 by the Committee shall be attached to this Plan document as appendices.

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted that would violate applicable law.

20.9 State Securities Laws. Notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, shall have the power and authority to modify the terms and conditions of any Award granted to Employees or Directors who reside in one or more individual states to the extent necessary or desirable under applicable state securities laws. Any modifications to Plan terms and procedures established under this Section 20.9 by the Committee shall be attached to this Plan document as appendices. Effective immediately prior to the grant (or exercise) of an Award to a resident of the State of California, Appendix A shall be deemed adopted and incorporated as a part of this Plan.

20.10 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares and the Shares are Publicly Traded, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Subsidiaries and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

20.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.13 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee annual incentive awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

20.14 Deferred Compensation. Except for any deferral feature build into an Award of Restricted Stock Units, no deferral of compensation (as defined under Code Section 409A or guidance thereto) is intended under this Plan. Notwithstanding this intent, if any Award would be considered deferred compensation as defined under Code Section 409A, and if this Plan fails to meet the requirements of Code Section 409A with respect to such Award, then such Award shall be null and void. However, the Committee may permit deferrals of compensation pursuant to the terms of a Participant’s Award Agreement, a separate plan, or a subplan which meets the requirements of Code Section 409A and any related guidance. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A, the regulations thereunder, and/or the Secretary of the United States Treasury.

20.15 Nonexclusivity of This Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

20.16 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

20.17 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of North Carolina, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of North Carolina to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

20.18 Indemnification. Subject to requirements of North Carolina law, each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by the Participant in connection with or resulting from any claim, action, suit, or proceeding to which the Participant may be a party or in which the Participant may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by the Participant in settlement thereof, with the Company’s approval, or paid by the Participant in satisfaction of any judgment in any such action, suit, or proceeding against the Participant, provided the Participant shall give the Company an opportunity, at its own expense, to handle and defend the same before the Participant undertakes to handle and defend it on the Participant’s own behalf, unless such loss, cost, liability, or expense is a result of the Participant’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of

Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

APPENDIX A

Quintiles Transnational Holdings Inc.

2008 Stock Incentive Plan

Provisions Applicable to California Residents

Notwithstanding anything to the contrary otherwise appearing in the Plan, to the extent applicable, the following provisions promulgated under the California Code, together with any and all amendments, supplements or revisions thereto, shall apply to any stock option or other award granted under the Plan to a resident of the State of California and, in the event of any conflict or inconsistency between the following provisions and the provisions otherwise appearing in the Plan, the following provisions shall control, solely with respect to options or other awards granted under the Plan to residents of the State of California:

¶11,892, California, Rule 260.140.41., Compensatory option plans

Options granted to employees [including insurance agents who are employees for purposes of Rule 701(c) under the Securities Act of 1933, as amended (17 C.F.R. 230.701(c)], officers, directors, general partners, trustees (where the issuer is a business trust) managers, advisors or consultants of the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parents as part of a compensatory benefit plan shall be pursuant to a plan or agreement that provides for all of the following:

(a) The total number of securities (which may be expressed as a specific number of securities or as a percentage of the total number of securities outstanding from time to time) which may be issued and the persons eligible to receive options to purchase these securities.

(b) An exercise period of not more than 120 months from the date the option is granted.

(c) The non-transferability of the options, provided that the plan or agreement may permit transfer by will, by the laws of descent and distribution, to a revocable trust, or as permitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701).

(d) The proportionate adjustment of the number of securities purchasable and the exercise price thereof under the option in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the issuer’s equity securities without the receipt of consideration by the issuer, of or on the issuer’s class or series of securities underlying the option.

(e) Unless employment is terminated for cause as defined by applicable law, the terms of the plan or option grant or a contract of employment, the right to exercise in the event of termination of employment, to the extent that the optionee is entitled to exercise on the date employment terminates, continues until the earlier of the option expiration date or:

(1) At least 6 months from the date of termination if termination was caused by death or disability.

(2) At least 30 days from the date of termination if termination was caused by other than death or disability.

(f) Options must be granted within 10 years from the date the plan or agreement is adopted or the date the plan or agreement is approved by the issuer’s security holders, whichever is earlier.

(g) The plan or agreement must be approved by a majority of the outstanding securities entitled to vote by the later of (1) within 12 months before or after the date the plan is adopted or the date the agreement is entered into or (2) prior to or within 12 months of the granting of any option or issuance of any security under the plan or agreement in this state. Any option granted to any person in this state that is exercised before security holder approval is obtained must be rescinded if security holder approval is not obtained in the manner described in the preceding sentence. Such securities shall not be counted in determining whether such approval is obtained. A foreign private issuer, as defined by Rule 3b-4 of the Securities Exchange Act of 1934, as amended (17 C.F.R. 240.3b-4), shall not be required to comply with this subsection provided that the aggregate number of persons in this state granted options under all option plans and agreements and issued securities under all purchase and bonus plans and agreements does not exceed 35.

(h) Compliance with Section 260.140.46 of these rules regarding the information required to be received by security holders.

¶l1,893, Rule 260.140.42, Compensatory purchase or bonus plans excluding option plans

Securities (other than options) distributed or sold to employees [including insurance agents who are employees for purposes of Rule 701(c) under the Securities Act of 1933, as amended (17 C.F.R. 230.701], officers, directors, general partners, trustees (where the issuer is a business trust), managers, advisors or consultants of the issuer, its parents, its majority-owned subsidiaries or majority owned subsidiaries of the issuer’s parents as part of a compensatory benefit plan shall be pursuant to a plan or agreement that provides for all of the following:

(a) The total number of securities (which may be expressed as a specific number of securities or as a percentage of the total number of securities outstanding from time to time) which may be issued and the persons eligible to purchase securities under the plan or agreement.

(b) The nontransferability of the rights of any eligible person to acquire securities under the plan or agreement, provided that the plan or agreement may permit transfer of the rights to purchase securities by will, by the laws of descent and distribution, to a revocable trust, or as permitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701).

(c) The proportionate adjustment of the number of securities allocated to any eligible person under the plan or agreement in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the issuer’s equity securities without the receipt of consideration by the issuer, of or on the issuer’s class of securities subject to the purchase right.

(d) Securities must be issued within 10 years from the date the plan or agreement is adopted or the plan or agreement is approved by the issuer’s security holders, whichever is earlier.

(e) The plan or agreement must be approved by a majority of the outstanding securities entitled to vote by the later of (1) within 12 months before or after the plan is adopted or the date the agreement is entered into or (2) prior to or within 12 months of the issuance of any security under the plan or agreement in this state. Any issuance of securities purchased before security holder approval is obtained must be rescinded if security holder approval is not obtained in the manner described in the preceding sentence. Such securities shall not be counted in determining whether such approval is obtained. A foreign private issuer, as defined by Rule 3b-4 of the Securities Exchange Act of 1934, as amended (17 C.F.R. 240.3b-4), shall not be required to comply with this subsection provided that the aggregate number of persons in this state granted options under all option plans and agreements and issued securities under all purchase and bonus plans and agreements does not exceed 35.

(f) Compliance with Section 260.140.46 of these rules regarding the information required to be received by security holders.

¶11,896, Rule 260.140.45, Limitation on number of securities

(a) The total number of securities issuable upon exercise of all outstanding options [exclusive of rights described in Section 260.140.40 and warrants described in Sections 260.140.43 and 260.140.44 of these rules, and any purchase plan or agreement as described in Section 260.140.42 of these rules (provided that the purchase plan or agreement provides that all securities will have a purchase price of 100% of the fair value (Section 260.140.50) of the security either at the time the person is granted the right to purchase securities under the plan or agreement or at the time the purchase is consummated)], and the total number of securities called for under any bonus or similar plan or agreement shall not exceed a number of securities which is equal to 30% of the then outstanding securities of the issuer (convertible preferred or convertible senior common shares of stock will be counted on an as if converted basis), exclusive of securities subject to promotional waivers under Section 260.141, unless a percentage higher than 30% is approved by at least two-thirds of the outstanding securities entitled to vote.

(b) The 30% limitation set forth in this Rule, or such other percentage limitation as may be approved pursuant to this Rule, shall be deemed satisfied if the plan or agreement provides that at no time shall the total number of securities issuable upon exercise of all outstanding options and the total number of securities provided for under any bonus or similar plan or agreement of the issuer exceed the applicable percentage as calculated in accordance with the conditions and the exclusions of this Rule, based on the securities of the issuer which are outstanding at the time the calculation is made.

(c) This section shall not apply to any plan or agreement that complies with all conditions of Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701); provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.

¶11,897, Rule 260.140.46, Information to security holders

Plans or agreements pursuant to which securities are to be issued to employees, officers, directors, managers, advisors or consultants (including option, purchase and bonus plans) shall provide that the security holder(s) will receive financial statements at least annually. This section does not require the use of financial statements in accordance with Section 260.613 of these rules. This section shall not apply when issuance is limited to key persons whose duties in connection with the issuer assure them access to equivalent information. This section shall not apply to any plan or agreement that complies with all conditions of Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701); provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.